UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         MAY 26, 2005
------------------------------------------------------------------------



                    OIL-DRI CORPORATION OF AMERICA
------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


         DELAWARE                    0-8675              36-2048898
---------------------------     ------------------     ----------------
     (State or other            (Commission File        (IRS Employer
     jurisdiction of                 Number)         Identification No.)
      incorporation)


     410 NORTH MICHIGAN AVENUE
             SUITE 400
         CHICAGO, ILLINOIS                                  60611-4213
-----------------------------------------------------------------------
  (Address of principal executive                           (Zip Code)
              offices)

Registrant's telephone number, including area code      (312) 321-1515
------------------------------------------------------------------------




------------------------------------------------------------------------
    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 26, 2005, Oil-Dri Corporation of America (the "Registrant") issued a press release announcing its results of operations for the third quarter and first nine months of its fiscal year 2005. A copy of the press release is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference. The information contained in this Form
8-K,  including  the  exhibit,  shall not be deemed  "filed"  for  purposes  of
Section 18 of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  None.

(b)  None.

(c)  Exhibits


Exhibit
NUMBER                   DESCRIPTION OF EXHIBITS
------     ---------------------------------------------------
 99.1      Press Release of Registrant dated May 26, 2005.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          OIL-DRI CORPORATION OF AMERICA



                          By: /S/  CHARLES P. BRISSMAN
                              --------------------------------
                              Charles P. Brissman
                              Vice President and General Counsel




Date: May 27, 2005

                                 EXHIBIT INDEX


Exhibit
NUMBER                   DESCRIPTION OF EXHIBITS
------     ---------------------------------------------------
 99.1      Press Release of Registrant dated May 26, 2005.

                                                              Exhibit 99.1

             RELEASE:  Immediate               CONTACT:  Ronda J. Williams
                                                         312-706-3232


              OIL-DRI ANNOUNCES THIRD QUARTER RESULTS AND REVISED FULL YEAR
                                          GUIDANCE


             CHICAGO - May 26, 2005 - Oil-Dri Corporation of America (NYSE:
             ODC) today announced sales of $48,249,000 for the third quarter ended April 30, 2005, a 4% increase compared to sales of $46,616,000 in the third quarter one year ago. The company reported net income of $1,972,000, or $0.33 per diluted share, compared to income of $1,824,000, or $0.30 per diluted share, reported in the same quarter one year ago, which represents a 10% increase in earnings per diluted share.

             Sales for the nine months ended April 30, 2005, were $141,851,000 compared to sales of $140,708,000 in the same period one year ago. Net income for the nine months was $5,398,000, or $0.91 per diluted share, compared to income of $5,270,000, or $0.89 per diluted share, in the same period one year ago.

             THIRD QUARTER REVIEW
             Dan Jaffee, President and CEO said, "While we are pleased with our 4% sales growth, we are frustrated by the intense energy and commodity price pressure we faced this quarter. We are diligently working to mitigate these rising costs through improved manufacturing processes and price increases, but the increased expenditures for natural gas, transportation and packaging in the quarter resulted in lower margins for the company.

             "Despite these challenges, we feel positive about the direction of our business. Our Specialty Products Group remained significantly ahead of last year in terms of both sales and operating income, and we are particularly pleased with the growth in the group's Latin American business. This quarter, the Crop Production and Horticultural Products Group enjoyed an increase in sales over the third quarter a year ago, even with the continued weakness in the agricultural carriers business.

             "Income for the quarter was positively impacted by an 18% decrease in operating expenses compared to the same period one year ago. This reduction was the result of reduced incentive compensation expense and lower discretionary spending in advertising.

             "In March, the Securities and Exchange Commission granted non-accelerated filers like Oil-Dri an additional year to comply with Sarbanes-Oxley Act Section 404. Oil-Dri will now be expected to comply for its fiscal year ending July 2006.

             "Beginning this quarter, we are including a cash flow statement to further detail our quarterly performance. We hope this additional information will be useful for investors' assessment of our business. The management team and I are very focused on generating free cash flow."

             BUSINESS REVIEW
                    CONSUMER PRODUCTS GROUP - Net sales were up in the quarter 3% and up 1% for the nine-months. Operating income for the quarter was down 8% and down 4% for the nine-months. Sales of Cat's Pride and Jonny Cat branded cat litters were strong in the quarter in the U.S. and Canada. The company's co-pack business also showed sales increases. Private label accounts experienced a slight drop year over year.
                    Overall, the increase in manufacturing costs, including fuel, packaging and transportation, had a negative impact on operating income. Strong competitor marketing also continues to pressure sales growth.
             CROP PRODUCTION AND HORTICULTURAL PRODUCTS GROUP - Net sales were up 3% in the quarter and down 18% for the nine-month period. Operating income in the quarter was down 27% and down 55% year-to-date. While agricultural carrier sales continue to be sluggish, sports turf product sales were up. The same factors which contributed to slow agricultural sales early in the fiscal year, mainly the increasing acceptance of genetically-modified and treated seeds and an irregular buying season, continued to affect the third quarter.

                                           -- more --
             INDUSTRIAL AND AUTOMOTIVE PRODUCTS GROUP - Net sales were flat in the quarter and up 5% in the nine-month period. Despite increased manufacturing and packaging costs, profitability has increased year-to-date due to price increases. Oil-Dri branded floor absorbent volume was down in the quarter, while synthetic absorbent products showed a slight sales increase.
             SPECIALTY PRODUCTS GROUP - Net sales were up 10% for the quarter and up 13% for the nine-month period. Operating income in the quarter was up 19% and up 14% year to date. Continued focus on product mix and increased volume in the United States and Latin America drove sales and profitability.

             FINANCIAL HIGHLIGHTS
             On March 15, 2005, Oil-Dri's Board of Directors declared a regular quarterly cash dividend of $0.11 per share of Common Stock. The dividend will be payable on June 10, 2005 to stockholders of record at the close of business on May 8, 2005. At the April 30, 2005 closing price of $17.50 per share and assuming cash dividends continue at the same rate, the annual yield on Common Stock is 2.5%.

             During the quarter, the company repurchased 167,900 shares of Common Stock at a cost of approximately $3,135,000. For the nine-month period, Common Stock repurchases totaled $7,082,000.

             Cash, cash equivalents and short-term investments at April 30, 2005, totaled $16,930,000. Operating cash flow for the nine-month period was $7,577,000. Capital expenditures for the nine months totaled $5,230,000, which is $405,000 less than the depreciation and amortization of $5,635,000.

             LOOKING FORWARD
             "While we are confident in the steady growth of our business, we are faced with several manufacturing cost-related challenges, including energy, transportation and packaging," added Jaffee. "Our business is heavily dependent on these commodities which, under current conditions, negatively impacted our business. Through pre-emptive measures, including corporate price increases, manufacturing process improvements and business evaluations, we believe we can lessen the impact of these expenses and continue to grow our business.

             "It is apparent, however, these costs will continue into the fourth quarter and impact our previous earnings guidance for the fiscal year. We are therefore revising our projected earnings estimate range for fiscal year 2005 to $1.00 to $1.10 per diluted share."

                                            ###

===============================================================================

             THE COMPANY WILL OFFER A LIVE WEB CAST OF THE THIRD QUARTER EARNINGS TELECONFERENCE ON FRIDAY MAY 27, 2005 AT 10:00AM CDT.
             TO LISTEN TO THE CALL VIA THE WEB, PLEASE VISIT WWW.STREETEVENTS.COM OR WWW.OILDRI.COM. AN ARCHIVED RECORDING OF THE CALL WILL BE AVAILABLE FOR APPROXIMATELY 30 DAYS FOLLOWING THE CALL AND WRITTEN TRANSCRIPTS OF ALL TELECONFERENCES ARE POSTED ON THE OIL-DRI WEBSITE.


             OIL-DRI CORPORATION OF AMERICA IS THE WORLD'S LARGEST MANUFACTURER OF CAT LITTER AND A LEADING SUPPLIER OF SPECIALTY SORBENT PRODUCTS FOR INDUSTRIAL, AUTOMOTIVE, AGRICULTURAL, HORTICULTURAL AND SPECIALTY MARKETS.

             JONNY CAT, CAT'S PRIDE, AGSORB, PRO'S CHOICE, CONDITIONADE, ULTRA-CLEAR AND PURE-FLO ARE REGISTERED TRADEMARKS OF OIL-DRI CORPORATION OF AMERICA.

             THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S EXPECTED PERFORMANCE FOR FUTURE PERIODS, AND ACTUAL RESULTS FOR SUCH PERIODS MIGHT MATERIALLY DIFFER. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES WHICH INCLUDE, BUT ARE NOT LIMITED TO, INTENSE COMPETITION FROM MUCH LARGER ORGANIZATIONS IN THE CONSUMER MARKET; THE LEVEL OF SUCCESS IN IMPLEMENTATION OF PRICE INCREASES AND SURCHARGES; INCREASING ACCEPTANCE OF GENETICALLY MODIFIED AND TREATED SEED AND OTHER CHANGES IN OVERALL AGRICULTURAL DEMAND; INCREASING REGULATION OF THE FOOD CHAIN; CHANGES IN THE MARKET CONDITIONS, THE OVERALL ECONOMY, ENERGY PRICES, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S ANNUAL REPORT AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

O I L  -  D R I    C O R P O R A T I O N    O F    A M E R I C A

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

                                           THIRD QUARTER ENDED APRIL 30,
                                    -----------------------------------------
                                       2005   % OF SALES    2004   % OF SALES
                                    -----------------------------------------
NET SALES                            $ 48,249   100.0%    $ 46,616    100.0%
COST OF SALES                          38,490    79.8%      35,548     76.3%
                                    -----------------------------------------
GROSS PROFIT                            9,759    20.2%      11,068     23.7%

OPERATING EXPENSES                     (6,805)  -14.1%      (8,304)   -17.8%
                                    -----------------------------------------

OPERATING INCOME                        2,954     6.1%       2,764      5.9%
INTEREST EXPENSE                         (437)   -0.9%        (525)    -1.1%
OTHER INCOME                              197     0.4%          (8)     0.0%
                                    -----------------------------------------

INCOME BEFORE INCOME TAXES              2,714     5.6%       2,231      4.8%
INCOME TAXES                              742     1.5%         407      0.9%
                                    -----------------------------------------

NET INCOME                           $  1,972     4.1%    $  1,824      3.9%
                                    =========================================

NET INCOME PER SHARE:
        BASIC COMMON                 $   0.38             $   0.36
        BASIC CLASS B COMMON         $   0.29             $   0.27
        DILUTED                      $   0.33             $   0.30
AVERAGE SHARES OUTSTANDING:
        BASIC COMMON                    4,036                4,050
        BASIC CLASS B COMMON            1,458                1,450
        DILUTED                         5,950                6,072

                                            NINE MONTHS ENDED APRIL 30,
                                    -----------------------------------------
                                       2005   % OF SALES    2004   % OF SALES
                                    -----------------------------------------
NET SALES                            $141,851   100.0%    $140,708    100.0%
COST OF SALES                         110,845    78.1%     107,469     76.4%
                                    -----------------------------------------
GROSS PROFIT                           31,006    21.9%      33,239     23.6%

LOSS ON IMPAIRED LONG-LIVED ASSETS      --        --          (464)    -0.3%
OPERATING EXPENSES                    (22,920)  -16.2%     (24,452)   -17.4%
                                    -----------------------------------------

OPERATING INCOME                        8,086     5.7%       8,323      5.9%
INTEREST EXPENSE                       (1,332)   -0.9%      (1,589)    -1.1%
OTHER INCOME                              590     0.4%         350      0.2%
                                    -----------------------------------------

INCOME BEFORE INCOME TAXES              7,344     5.2%       7,084      5.0%
INCOME TAXES                            1,946     1.4%       1,814      1.3%
                                    -----------------------------------------

NET INCOME                           $  5,398     3.8%    $  5,270      3.7%
                                    =========================================

NET INCOME PER SHARE:
        BASIC COMMON                 $   1.05             $   1.03
        BASIC CLASS B COMMON         $   0.79             $   0.77
        DILUTED                      $   0.91             $   0.89
AVERAGE SHARES OUTSTANDING:
        BASIC COMMON                    4,049                4,036
        BASIC CLASS B COMMON            1,453                1,433
        DILUTED                         5,948                5,937

O I L  -  D R I   C O R P O R A T I O N    O F    A M E R I C A

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

                                                            AS OF APRIL 30,
                                                       -----------------------
                                                           2005        2004
                                                       -----------------------

CURRENT ASSETS
           CASH, CASH EQUIVALENTS AND INVESTMENTS       $ 16,930    $ 20,822
           ACCOUNTS RECEIVABLE, NET                       23,274      23,446
           INVENTORIES                                    13,490      13,635
           PREPAID EXPENSES                                7,673       7,911
                                                       ----------------------
                    TOTAL CURRENT ASSETS                  61,367      65,814
                                                       ----------------------
PROPERTY, PLANT AND EQUIPMENT                             47,710      46,144
OTHER ASSETS                                              12,368      15,921
                                                       ----------------------
TOTAL ASSETS                                            $121,445    $127,879
                                                       ======================

CURRENT LIABILITIES
           CURRENT MATURITIES OF NOTES PAYABLE          $  3,080    $  4,000
           ACCOUNTS PAYABLE                                4,782       4,828
           DIVIDENDS PAYABLE                                 558         515
           ACCRUED EXPENSES                               12,702      16,667
                                                       ----------------------
                    TOTAL CURRENT LIABILITIES           $ 21,122    $ 26,010
                                                       ----------------------
LONG-TERM LIABILITIES
           NOTES PAYABLE                                  20,240      23,400
           OTHER NONCURRENT LIABILITIES                    6,391       5,411
                                                       ----------------------
                    TOTAL LONG-TERM LIABILITIES           26,631      28,811
                                                       ----------------------
STOCKHOLDERS' EQUITY                                      73,692      73,058
                                                       ----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $121,445    $127,879
                                                       ======================

BOOK VALUE PER SHARE OUTSTANDING                        $  13.39    $  13.36

ADDITIONS TO AND ACQUISITIONS OF
   PROPERTY, PLANT AND EQUIPMENT        THIRD QUARTER   $  1,266    $  1,495
                                        YEAR TO DATE    $  5,230    $  3,722
DEPRECIATION AND AMORTIZATION CHARGES   THIRD QUARTER   $  1,813    $  1,985
                                        YEAR TO DATE    $  5,635    $  6,109

O I L  -  D R I    C O R P O R A T I O N    O F    A M E R I C A

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

                                                      FOR THE NINE MONTHS ENDED
                                                               APRIL 30
                                                      -------------------------
CASH FLOWS FROM OPERATING ACTIVITIES                      2005         2004
                                                      -------------------------

NET INCOME                                              $  5,398     $  5,270

ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:
     DEPRECIATION AND AMORTIZATION                         5,635        6,109
     DECREASE IN ACCOUNTS RECEIVABLE                         915           75
     INCREASE IN INVENTORIES                              (1,091)      (1,128)
     DECREASE IN ACCOUNTS PAYABLE                           (177)      (1,732)
     (DECREASE) INCREASE IN ACCRYED EXPENSES              (4,040)       2,750
     OTHER                                                   937        2,368
                                                      -------------------------
          TOTAL ADJUSTMENTS                                2,179        8,442
                                                      -------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES             7,577       13,712
                                                      -------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     CAPITAL EXPENDITURES                                 (5,230)      (3,722)
     OTHER                                                 3,916       (4,343)
                                                      -------------------------
     NET CASH USED IN INVESTING ACTIVITIES                (1,314)      (8,065)
                                                      -------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     PRINCIPAL PAYMENTS ON LONG-TERM DEBT                 (4,080)      (4,000)
                                                          (1,647)      (1,482)
DIVIDENDS PAID
     PURCHASE OF TREASURY STOCK                           (7,082)      (1,344)
     OTHER                                                 3,909        1,279
                                                      -------------------------
     NET CASH USED IN FINANCING ACTIVITIES                (8,900)      (5,547)
                                                      -------------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS      (2,637)         100
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR               6,348        4,753
                                                      -------------------------
CASH AND CASH EQUIVALENTS, APRIL 30                     $  3,711     $  4,853
                                                      =========================